Exhibit 99.1

Shareholders of San Diego Trust Bank Approve Acquisition by Pacific Premier Bancorp

Irvine, CA – June 24, 2013 – Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), announced today that shareholders of San Diego Trust Bank (“SDTB”) approved, at a special meeting of SDTB shareholders held on Friday June 21, 2013, the Agreement and Plan of Reorganization, dated as of March 5, 2013, among the Company, the Bank and SDTB, pursuant to which SDTB will merge with and into the Bank, with the Bank as the surviving institution.

The Company’s proposed acquisition of SDTB previously received all required regulatory approvals in April 2013.  The consummation of the acquisition remains subject to the satisfaction of customary closing conditions.

About the Company

The Company owns all of the capital stock of the Bank. The Bank provides business and consumer banking products to its customers through our ten full-service depository branches in Southern California located in the cities of Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach and one office in Dallas, Texas.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:  the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by the Company; the impact of current governmental efforts to restructure the U.S. financial regulatory system; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of the Company’s borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000